                                                                     Exhibit 4.6

                FIRST AMENDMENT TO TRADEMARK SECURITY AGREEMENT
                -----------------------------------------------
                                   (Foreign)

     THIS FIRST AMENDMENT TO TRADEMARK SECURITY AGREEMENT (Foreign) (the "Amendment") is made and entered into this 30th day of March, 1994, by FORSTMANN & COMPANY, INC., a Georgia corporation ("Issuer"), and SHAWMUT BANK CONNECTICUT, NATIONAL ASSOCIATION, a national banking association ("Shawmut"), as Trustee for the equal and ratable benefit of the Holders under that certain Amended and Restated Indenture, of even date herewith, between Issuer and Shawmut, as Trustee (the "Indenture"), which amends and restates that certain Indenture, dated as of April 5, 1993, between Issuer and Shawmut, as Trustee (the "Original Indenture") (Shawmut in its capacity as Trustee is referred to herein as the "Secured Party").

                              W I T N E S S E T H:
                              - - - - - - - - - -


     WHEREAS, pursuant to the Original Indenture, Issuer issued and delivered to the purchasers thereof its Senior Secured Floating Rate Notes due October 30, 1997, in the aggregate principal amount of Twenty Million Dollars
($20,000,000.00) (the "1993 Securities");

     WHEREAS, in connection with the transactions contemplated by the Original Indenture, Issuer and the Secured Party entered into that certain Trademark Security Agreement (Foreign), dated as of April 5, 1993 (the "Agreement"), pursuant to which Issuer granted to the Secured Party a security interest in and to the "Collateral" (as defined in the Agreement), including, without limitation, the "Trademarks" and "Trademark Licenses" (as such terms are defined in the Agreement, including, without limitation the registrations, recordings, applications and agreements listed on Schedule I attached hereto and
                                      ----------
incorporated herein by reference), as security for the repayment of the 1993 Securities and certain other obligations of Issuer with respect thereto;

     WHEREAS, pursuant to the Indenture, Issuer has issued and delivered to the purchasers thereof its Senior Secured Floating Rate Notes due October 30, 1997, in the additional aggregate principal amount of Ten Million Dollars ($10,000,000.00) (the "1994 Securities");

     WHEREAS, after the date of the Agreement, Issuer filed the trademark applications listed on Schedule II attached hereto and incorporated herein by
                       -----------
reference, which applications constitute "Trademarks" under the Agreement;

     WHEREAS, Issuer has also agreed to grant to the Secured Party a security interest in and to the Collateral as security for the repayment of the 1994 Securities and certain other obligations of Issuer with respect thereto; and

     WHEREAS, Issuer and the Secured Party desire to amend the Agreement in accordance with the terms and conditions hereinafter set forth;

     NOW, THEREFORE, FOR AND IN CONSIDERATION of the premises, the mutual promises, covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

     1. The first recital in the Agreement is hereby amended by deleting the first sentence thereof in its entirety and inserting in lieu thereof the following:

          "A. Pursuant to that certain Indenture, dated as of April 5, 1993 (the "Original Indenture"), between Issuer and the Secured Party, Issuer issued and delivered to the purchasers thereof its Senior Secured Floating Rate Notes due October 30, 1997, in the aggregate principal amount of Twenty Million Dollars ($20,000,000.00) (the "1993 Securities"), and pursuant to that certain Amended and Restated Indenture, dated as of March 30, 1994 (as hereafter amended, modified or supplemented, the "Indenture"), between Issuer and the Secured Party (which amended and restated the Original Indenture), Issuer has issued and delivered to the purchasers thereof its Senior Secured Floating Rate Notes due October 30, 1997, in the additional aggregate principal amount of Ten Million Dollars ($10,000,000.00) (the "1994 Securities") (the 1993 Securities and the 1994
     Securities, and any renewals, substitutions or modifications thereof or notes issued pursuant to the Indenture in exchange therefor, are sometimes hereinafter collectively referred to as the "Securities")."

     2. The third recital of the Agreement is hereby amended by deleting the first sentence thereof in its entirety and inserting in lieu thereof the following:

          "C. Issuer and the Secured Party are parties to that certain Pledge and Security Agreement, dated as of April 5, 1993, which has been amended by that certain First Amendment to Pledge and Security Agreement, dated as of March 30, 1994, between Issuer and the Secured Party (as heretofore or hereafter amended, the "Security Agreement")."

     3. Schedule I to the Agreement is hereby amended by adding thereto the trademark applications listed on Schedule II attached hereto.

     4. In furtherance of the amendments to the Agreement set forth herein, and as collateral security for the prompt and complete payment and performance when due of all of the "Secured Obligations" (as defined in that certain Pledge and Security Agreement, dated as of April 5, 1993, between Issuer and the Secured Party, as amended by that certain First Amendment to Pledge and Security Agreement of even date herewith between Issuer and the Secured Party, and incorporated by reference in the Agreement (as amended hereby), including, without limitation, all of the unpaid principal amount of and accrued interest on the 1994 Securities), Issuer hereby grants to the Secured Party, for the equal and ratable benefit of the "Holders" (as defined in the Indenture), a first priority security interest in all of Issuer's right, title and interest in and to the Collateral (including, without limitation, the trademark applications listed on
Schedule II attached hereto), on the terms and conditions set forth in the
- - -----------
Agreement (all of which are hereby incorporated herein by reference).

     5. Issuer hereby represents and warrants to the Secured Party that all of Issuer's representations and warranties contained in the Agreement are true and correct as of the date of this Amendment.

     6. Except as expressly set forth herein, this Amendment shall not be deemed to waive, amend or modify any term or condition of the Agreement, which is hereby ratified and reaffirmed, and which shall remain in full force and effect.

     7. This Amendment shall be governed by and construed in accordance with the laws of the State of New York without regard to the provisions thereof regarding conflicts of laws.

     IN WITNESS WHEREOF, the undersigned have caused their duly authorized representatives to execute this Agreement as of the day and year first above written.

                                    "Issuer"

                                    FORSTMANN & COMPANY, INC.


                                    By:
                                        -------------------------

                                    Title:
                                           ----------------------


                                    "Secured Party"

                                    SHAWMUT BANK CONNECTICUT, NATIONAL
                                    ASSOCIATION, AS TRUSTEE


                                    By:
                                        -------------------------

                                    Title:
                                           ----------------------

STATE OF NEW YORK        )
                         ) ss:
COUNTY OF NEW YORK       )


     On March 30, 1994, before me, the undersigned, personally appeared Rodney
J. Peckham, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person who executed this instrument as Vice President and Treasurer of Forstmann & Company, Inc. and acknowledged to me that said corporation executed it pursuant to its by-laws or a resolution of its board of directors.



                                    ----------------------------------
                                    Notary Public in and for
                                    said County and State


                                    My commission expires:
                                    ----------------------------------


                                   SCHEDULE I
                                   ----------


                          Trademark and Service Marks
                          ---------------------------


                                      Registration    Registration
Mark                  Country             Date           Number
- - ----                  -------         ------------    ------------
FORSTMANN WOOLENS     Canada                 4/9/32     251/54141
(and Design)

FORSTMANN             Japan                11/30/88      2093567

FORSTMANN             Australia            10/25/88      A498130

FORSTMANN             Hong Kong            10/21/88    1348 of 1990


FORSTMANN             France                7/25/89     1,543,041

FORSTMANN             France                7/25/89     1,543,042
(Stylized)

FORSTMANN             Switzerland           5/24/89       368950
(Stylized)

FORSTMANN             United Kingdom       10/21/88      1361460
(Stylized)

FORSTMANN (New        Austria               3/31/92       141094
Logo)

FORSTMANN (New        Benelux                9/9/91       501284
Logo)

FORSTMANN (New        Denmark               7/24/92     06646/1992
Logo)

FORSTMANN (New        Switzerland          10/30/92       396272
Logo)


                     Trademark and Servicemark Applications
                     --------------------------------------


                                 Application        Serial
Mark                  Country        Date           Number
- - ----                  -------    ------------    ------------
FORSTMANN (New        Canada     10/23/91            691949
Logo)

FORSTMANN (New        Germany    12/12/91          F40611/24Wz
Logo)

FORSTMANN (New        Ireland     12/2/91           91-6028
Logo)

FORSTMANN (New        Italy       12/6/91          RM91C004322
Logo)

FORSTMANN (New        Norway      12/3/91            916067
Logo)

FORSTMANN (New        Portugal   12/11/91           278 997
Logo)

FORSTMANN (New        Spain      12/31/91           1676604
Logo)

FORSTMANN (New        Indonesia    2/8/92            H4.HC.
Logo)                                            01.01.1849-C92

FORSTMANN             Italy      11/10/92          37306C/88

Forstmann & Company has begun the process of applying for the registration of
(i) the FORSTMANN INTERNATIONAL logo in Mexico and Canada and (ii) the FORSTMANN logo in Sweden.

                               TRADEMARK LICENSES
                               ------------------


Trademark Licenses with respect to which Issuer is a licensor:


                    NONE


Trademark Licenses with respect to which Issuer is a licensee:

1. License Agreement effective as of December 28, 1985, between J.P. Stevens & Co., Inc., as licensor, and Forstmann & Company, Inc., as licensee.

2. Trademark License Agreement for Upholstery Products dated October 16, 1991, between BASF Corporation, as licensor, and Forstmann & Company, Inc., as licensee. (Licensing of Zeftron 200 Nylon trademark relating to products with BASF's fibers or yarns for upholstery).

3. License Agreement dated August 29, 1986 between The Wool Bureau, Incorporated, as licensor, and Forstmann & Company, Inc., as licensee. (Licensing of Woolmark (design) trademark relating to pure wool products and licensing of Woolblend trademark relating to products containing wool).

4. Agreement dated July 1, 1992 between Compagnia Tessile S.p.A., as licensor and Forstmann & Company, Inc., as licensee. (Licensing of CARPINI trademark in the format CARPINI USA FOR FORSTMANN INTERNATIONAL relating to women's and men's apparel).

5. License Agreement dated as of June 1, 1992 between Morton International Inc., as licensor, and Forstmann & Company, Inc., as licensee. (Licensing of BIO-PRUF, BIO-PRUF TREATED, BIO-PRUF TREATED LOGO (designs) trademarks relating to textile and polyethylene upholstery containing Morton's products).


                                  Schedule II
                                  -----------

                             TRADEMARK APPLICATIONS
                             ----------------------


Mark          Country  Application Date  Serial Number
- - ------------  -------  ----------------  -------------
FORSTMANN     Canada     8/20/93             691,949
(New Logo)

FORSTMANN     Germany     9/1/93           2,043,783
